EXH. 99.14(b)
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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated June 23, 1998, relating to the financial statements and financial highlights of Nations Cash Reserves, Nations Treasury Reserves, Nations Government Reserves and Nations Municipal Reserves (the "Funds") appearing in the April 30, 1998 Annual Report to Shareholders, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Other Service Providers for the Pacific Horizon Funds and Nations Funds" in such Combined Proxy Statement/Prospectus. We further consent to the references to us under the headings "Financial Highlights" and "How The Funds Are Managed - Other Service Providers" in the Prospectuses of the Funds dated September 1, 1998, as supplemented, and under the heading "Experts and Financial Information" in the Statement of Additional Information of the Funds dated September 1, 1998 which are incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
Boston, Massachusetts
December 30, 1998